UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report: October 19, 2006
                      (Date of earliest event reported)


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
               (State or other jurisdiction of incorporation)

             000-20175                               01-0469607
            (Commission                             (IRS Employer
             File Number)                           Identification No.)


            1292 Hammond Street, Bangor, Maine            04401
           (Address of principal executive offices)     (Zip Code)

                                 (207) 942-5273
                           Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))









Item 2.02   Results of Operations and Financial Condition

Nyer Medical Group, Inc. issued the press release attached as Exhibit 99.1 hereto on October 19, 2006 which includes certain information about financial results for the first quarter ended September 30, 2006.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1  Press release of Nyer Medical Group, Inc., dated October 19, 2006.














































                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


Date: October 19, 2006              By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer












































                          Exhibit Index
Exhibit No.                                 Description
   99.1                              Press Release dated October 19, 2006

Thursday, October 19, 2006 8:15 am Eastern Standard Time
Press Release
SOURCE: Nyer Medical Group, Inc.

Nyer Medical Group, Inc. Announces Prescriptions Up 22.7% in Pharmacy Chain Preliminary Report 1st Quarter Fiscal 2007

Bangor, Maine, Thursday, October 19, 2006/PRNewswire/--Nyer Medical Group, Inc. (NASDAQ:NYER) today announced that its 80% owned pharmacy chain, D.A.W., Inc. d/b/a Eaton Apothecary ("Eaton"), reported preliminary prescriptions and sales results for the first quarter of fiscal 2007. Preliminary prescriptions results for the three months ended September 30, 2006 increased 59,631 to 322,474, or 22.7% as compared to 262,843 for the three months ended September 30, 2005. Sales for the three months ended September 30, 2006 increased by approximately $2 million to approximately $15.3 million or 15% as compared to $13.3 million for the three months ended September 30, 2005. The Company expects this trend to continue as baby boomers approach age 65 and there is a continuing response to the government drug benefits program, Medicare Part D, which began in January of 2006. The recent acquisition of Connors Pharmacy in Gloucester, MA in April 2006, added approximately 20,053 in prescriptions and $1.1 million in sales for the quarter ended September 30, 2006.

"We are very pleased with our pharmacy chain's continued growth and are on track to reach our annual sales goal of $62 million by our fiscal year end of June 30, 2007," stated Karen Wright, CEO and President of Nyer Medical Group, Inc.

Nyer Medical Group, Inc. is a holding company that through its subsidiaries operates pharmacies in the greater Boston area and a medical products distribution business that distributes and markets medical equipment and supply products to hospitals, physicians and nursing homes using relationship-based telemarketing, direct sales personnel, catalogs and the Internet. These orders are filled by the Company's distribution centers located in New England and South Florida.

For further information contact Karen Wright (207) 942-5273.

Additional information concerning Nyer Medical Group, Inc. may be found on NYER's website www.nyermedicalgroup.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this release that are not historical facts, including, without limitation, statements regarding the expected increase in prescriptions and sales, an expected continued response to the government drug benefits program, Medicare Part D, and being on track to reach the Company's annual sales goal are forward-looking statements and are subject to risk and uncertainties. Such risks and uncertainties include, but are not limited to, any possible change in our core business and changes in the capital equity markets. Nyer Medical Group, Inc. does not undertake any obligation to update these forward-looking statements.